NEITHER THIS NOTE, NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Q THERAPEUTICS, INC.

CONVERTIBLE, SENIOR SECURED PROMISSORY NOTE

Salt Lake City, UT
$_________	August 23, 2011

1.        Principal and Interest. Q Therapeutics, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of __________________ or its assigns (the “Holder”) in lawful money of the United States, the principal amount of ______________ Dollars ($___________), together with interest (computed on the basis of a 360-day year) accrued on the unpaid principal of this Note at the rate of 15.00% per annum commencing on the date hereof with simple interest accruing. In the event no Qualified Financing (as defined below) causes a conversion of the indebtedness represented hereby, then interest may be paid by Company to Holder in the form of shares of the Company’s common stock (“Shares”) upon election of Holder prior to the Maturity Date (as defined below), subject to a conversion of indebtedness as indicated below. If shares are to be issued in payment of interest as referenced above, the price per Share to be utilized shall be the Fair Market Value (“FMV”) per Share for such interest payment calculation. The payment of all amounts due under this Note, including interest accrued hereon, is secured pursuant to the terms of that certain Security Agreement, dated as of even date herewith, between the Company and the Holder (the “Security Agreement”). As used herein. FMV of the Company’s common stock shall mean $22.4 million divided by the number of fully diluted shares outstanding (including all preferred stock, common stock, warrants and options) immediately prior to the issuance of shares in such interest payment transaction. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Note and Securities Purchase Agreement, dated as of August 23, 2011, by and between the Holder and the Company (the “Purchase Agreement”). The initial purchase price of this Note shall be an amount equal to fifty percent (50.0%) of the original face or principal amount of this Note, as referenced above.

Unless the entire outstanding principal amount of this Note, together with all accrued but unpaid interest hereon, is converted in full in accordance with the provisions of Section 2 hereof, this Note, together with all accrued but unpaid interest thereon unless interest is paid to Investor in Shares by election of Holder, is due and payable (a) on the first to occur of (i) that date which is 180 days subsequent to the date of execution of this Note; (ii) the occurrence of a Liquidity Event, as defined below (the first of such events to occur, the “Maturity Date”), or (b) on demand by written notice following an Event of Default. The Company shall, on the Maturity Date or, if earlier, within three (3) business days of receipt of the written notice referred to in the immediately preceding sentence (the “Payment Date”), pay the outstanding principal and all accrued and unpaid interest on this Note (as well as any other amounts payable hereunder) as of the Maturity Date or the Payment Date, as applicable. A “Liquidity Event” shall mean any of the following: (A) the consummation by the Company of a Qualified Financing as defined hereinbelow, (B) the sale by the Company of all or substantially all of its assets, or (3) the acquisition by a third party of all of the outstanding equity interests of the Company or the consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own fifty percent (50%) or less of the Company’s voting power immediately after such consolidation, merger or reorganization.

The Company shall have one option to extend the Maturity Date of this Note for an additional 180 days by notifying the holder of this note in writing at least 10 business days prior to the original Maturity Date and paying an extension fee. The extension fee shall be an amount equal to 25.0% of the then outstanding principal and interest payable in the form of a note in a form similar to this Note (the new note shall not have an option to extend the Maturity Date). For the avoidance of doubt, in no case shall this Note’s Maturity Date exceed a date that is 360 days from the date hereof.

2.        Conversion. In the event of the closing by the Company of a Qualified Financing (as defined below) on the Maturity Date, the Holder shall convert all of the outstanding principal of, and accrued interest on, this Note on a dollar-for-dollar basis into the shares of stock of the Company or its successor or affiliated entity issued and sold to the investors in the Qualified Financing (“QF Conversion Securities”) at a conversion price equal to the purchase price per share of the QF Conversion Securities paid by the investors in the Qualified Financing. A “Qualified Financing” shall mean the closing of an equity investment in the form of the Company’s capital stock occurring after the date hereof in which the Company receives from one or more investors (which investors may include the Holder) with gross proceeds to the Company of at least $3,000,000 (not including any debt conversion or cancellation of indebtedness unless allowed by investors in the Qualified Financing). Upon conversion of this Note in accordance with this Section 2, then the Holder shall become party to a purchase agreement and all related agreements, each in customary form, along with the investors participating in such Qualified Financing.

3.        No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Delaware or otherwise. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

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4.        Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in any judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal after the commencement of bankruptcy, receivership or other judicial proceedings.

5.        Transfer.

(a)        The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns and transferees of the parties hereto.

(b)        Notwithstanding the provisions of the legend appearing on the face of this Note, the Holder may, prior to conversion hereof, and without the Company’s consent or approval, surrender this Note at the principal office of the Company for transfer or exchange of all or any portion of this Note; provided, however, that such transferee to which all or a portion of this Note is transferred (i) shall be an accredited investor, as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) shall agree in writing to be subject to the terms hereof to the same extent as if it were an original Holder. Within a reasonable time after notice to the Company by the Holder of its intention to make such exchange and without expense to the Holder, the Company shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same rate of interest, containing the same provisions, and subject to the same terms and conditions as the Note so surrendered. Each such new Note shall be made payable to such person or persons, or transferees, as the Holder of such surrendered Note may designate in writing.

6.        Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be faxed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when delivered by Federal Express or other overnight courier service of recognized standing; or (b) when delivered by hand, upon delivery; and (c) when faxed, upon confirmation of receipt.

If to the Holder, to:

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If to the Company, to:

Q Therapeutics, Inc.

615 Arapeen Drive, Ste. 102

Salt Lake City, UT 84108

Ph (801) 582-5400

Fx (801) 582-5401

Attention: Chief Financial Officer

With a copy to:

P. Christian Anderson, Esq.

Ballard Spahr LLP

One Utah Center, Suite 800

Salt Lake City, UT 84111Ph (801-517-6826

Fx (801) 531-3001

7.        Event of Default.

(a)        General. If an Event of Default (as defined below) occurs, the Holder may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable. The Company agrees to give the Holder of this Note written notice of the occurrence of an Event of Default promptly (setting forth in reasonable detail all facts related thereto).

(b)        Definition. For purposes of this Note, an “Event of Default” is any of the following occurrences:

(i)        The Company shall fail to pay the outstanding principal and all accrued and unpaid interest and all other amounts payable on this Note on the Maturity Date; or

(ii)        The Company shall have breached any covenant in the Security Agreement, this Note or the Purchase Agreement (other than a payment default described in Section 7(b)(i)), and, with respect to breaches capable of being cured, such breach shall not have been cured within five (5) days following notice of such breach to the Company by the Holder; or

(iii)        Any representation or warranty subject to a materiality qualification made by the Company herein or in the Purchase Agreement, the Security Agreement or any other document referred to therein shall prove to have been incorrect in any respect, or any representation or warranty not subject to a materiality qualification made by the Company herein or in any other such document shall prove to have been incorrect in any material respect; or

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(iv)        The Company shall be involved in financial difficulties as evidenced (i) by its commencement of a voluntary case under Title 11 of the United States Bankruptcy Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition, (ii) by the entry of an order for relief in any involuntary case commenced under said Title 11, which order is not rescinded within 60 days of the date of entry of such order, (iii) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief, (iv) by the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or (v) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(v)        The Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.        Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Notwithstanding the foregoing, in the event that at any time prior to date that this Note is paid in full or converted into QF Conversion Securities, the Company issues any additional convertible bridge notes on terms more favorable to the holders thereof than contained in this Note, than the terms and conditions of this Note shall automatically be deemed to be revised to correspond to such more favorable terms.

9.        Governing Law. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

10.        Fractional Shares. No fractional shares will be issued in connection with any conversion hereunder; in lieu of such fractional shares, the Company shall pay to the Holder in cash that amount of the unconverted principal balance of, or accrued interest on, this Note.

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11.        No Prepayment. The Company may not prepay all or any portion of this Note without the prior approval of the Holder.

12.        Miscellaneous. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

13.        Arbitration. Any dispute arising under or in connection with any matter of any nature (whether sounding in contract or tort) relating to or arising out of this Agreement, shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Utah, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the District Courts of the State of Utah for the purpose of confirmation and enforcement of any award.

[Remainder of Page Intentionally Blank]

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Q THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

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